Exhibit 10.1

                                    SUBLEASE

1.       PARTIES

         This Sublease,  dated April 18, 2005 is made between Thomas Group, Inc.
         ("Sublessor"),    a   Delaware   Corporation   and   IPIX   Corporation
         ("Sublessee"), a Delaware Corporation.

2.       MASTER LEASE

         Sublessor is the lessee under a written lease dated February 15th 2000, wherein REC Partners, L.P., ("Lessor") leased to Sublessor certain space within the building located on the real property located in the City of Reston, State of Virginia, described as 12120 Sunset Hills Road consisting of approximately 12,027 rentable square feet on the fourth
         (4th) floor. The said lease and any amendments are herein collectively referred to as the "Master Lease" and are attached hereto as "Exhibit A." Sublessor covenants and agrees that it will not amend the Master Lease without further notification to, and prior consent of, Sublessee.

3.       PREMISES

         Sublessor hereby subleases to Sublessee on the terms and conditions set forth in this Sublease the Premises ("Premises") consisting of 12,027 rentable square feet on the 4th floor designated on the attached floor plan ("Exhibit B").

4.       WARRANTY BY SUBLESSOR

         Sublessor warrants and represents to Sublessee that the Master Lease has not been amended or modified except as expressly set forth in Exhibit A herein, that Sublessor is not now, and as of the commencement of the Term hereof will not be, in default or breach of any of the provisions of the Master Lease, and that Sublessor has no knowledge of any claim by Lessor that Sublessor is in default or breach of any of the provisions of the Master Lease.

5.       TERM

         The Term of this Sublease shall commence on April 15, 2005, (hereinafter "Commencement Date") or the date upon which Landlord consents to this Sublease, whichever shall first occur, and end on October 30, 2007 (hereinafter "Termination Date") unless otherwise sooner terminated in accordance with the provisions of this Sublease. In the event the Term commences on a date other than the Commencement Date, Sublessor and Sublessee shall execute a memorandum setting forth the actual date of commencement of the Term. However, the termination date shall remain October 30, 2007.

6.       BASE RENT

         Sublessee shall pay monthly rent to Sublessor, without deduction, set-off, notice, or demand, at:

                           The Thomas Group
                           Williams Square - Las Colinas
                           5221 North O'Connor Blvd.
                           Suite 500
                           Irving, TX 75039
                           Attn:  David English

         Or, at such other place as Sublessor shall designate from time to time by notice to Sublessee. Sublessee shall pay the following (which shall entitle Sublessee to occupancy of the premises, services and utilities and all other benefits of the Master Lease):

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         Months 1-12:    $24.75 per rentable square foot per year, full service,
                         (1st 2 months abated),
         Months 13-24:   $25.49 per rentable square foot per year full service,

         Months 25-31:   $26.25 per rentable square foot per year full service,

         in twelve (12) equal installments payable in advance on the first day of each month of the Term. If the Term begins or ends on a day other than the first or last day of a month, the rent for the partial months shall be prorated on a per diem basis. Unpaid rent shall bear interest until paid at the prime rate of interest plus two percent (2%).

7.       OPERATING EXPENSE INCREASES AND REAL ESTATE TAXES

         Sublessee will be responsible for any increases in operating expenses and real estate taxes that are billed by the Landlord to, and paid by, the Sublessor over a 2005 base year. Beginning on April 15th of 2006 and occurring every April 15th throughout the Sublease term, Sublessee will pay as additional rent to Sublessor, the estimated increases in operating expenses and real estate taxes over the previous year's amount for operating expenses and real estate taxes, which estimate will be provided by the Landlord. Once Landlord has provided Sublessor with the actual expenses for the previous year, the following year's payments for estimates will be increased or decreased accordingly, depending on the amount that Sublessee paid for estimates that was more or less than the actual expenses for the year those estimates were paid.

8.       TENANT IMPROVEMENTS

         Sublessee will have the right to make improvements to the space at Sublessees sole expense, provided such improvements are made in accordance with the Master Lease. Sublessee will be responsible for obtaining the proper approval from the Landlord regarding the design and construction and abiding by the Landlord's policies and procedures regarding construction of tenant improvements and move-in.

9.       SECURITY DEPOSIT

         Sublessee shall deposit with Sublessor upon execution of this Sublease the sum of Ninety Nine Thousand Two Hundred Twenty Two Dollars and Seventy-Six cents ($99,222.76) in the form of cash or check in immediately available funds as a security deposit (the "Security Deposit"). The Security Deposit shall be considered as security for Sublessee's faithful performance of Sublessee's obligations hereunder. In addition, at the time of execution Sublessee shall deposit with Sublessor the first month's rent in the amount of Twenty Four Thousand Eight Hundred Five Dollars and Sixty-Nine cents ($24,805.69) to be applied toward rent for the period April 15, 2005-May 15, 2005. Sublessor further agrees to apply the Security Deposit for the monthly rent payments owed for the last three (3) months of the term of this Sublease. If Sublessee fails to pay Rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublessor may use or apply all or any portion of the Security Deposit, without prejudice to any other remedy which Sublessor may have, for the payment of any Rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublessor may become obligated by reason of Sublessee's default or breach, or for any loss or damage sustained by Sublessor as a result of Sublessee's default or breach. If Sublessor so uses any portion of the Security Deposit, Sublessee shall, within ten (10) business days after written demand by Sublessor, restore the Security Deposit to the full amount originally deposited, and Sublessee's failure to do so shall constitute a default under this Sublease. Sublessor shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. In the event Sublessor assigns or otherwise conveys its interest in this Sublease, Sublessor shall deliver to its assignee so much of the Security Deposit as is then held by Sublessor and, provided that Sublessor has in fact delivered the Security Deposit as aforesaid, Sublessee agrees to look solely to such grantee or assignee for application or return of the Security Deposit

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         from  any  mortgage  or any  purchaser  of  Sublessor's  interest  at a foreclosure sale of any grantee of a deed in lieu of foreclosure. Within thirty (30) business days after the Term has expired, or Sublessee has vacated the Premises, whichever shall last occur, and provided Sublessee is not then in default of any of its obligations hereunder, the Security Deposit, or so much thereof as had not been applied by Sublessor, shall be returned to Sublessee or to the last assignee, if any, of Sublessee's interest hereunder.

10.      LATE CHARGES

         Other remedies for nonpayment of rental notwithstanding, time is of the essence of this Sublease; and if Sublessor elects to accept rent on or after the sixth (6th) day of the month, a late charge of One Hundred Dollars ($100.00) will be due as additional rent. Sublessee agrees to tender all late rents by cashier's check, certified check, or money order. In the event Sublessee's rent check is dishonored by the bank, Sublessee agrees to pay Sublessor $25.00 as a handling charge and, if applicable, the late charge. Dishonored checks must be replaced by cashier's check, certified check or money order. In the event more than one check is dishonored, Sublessee agrees to pay all future rents and charges in the form of cashier's check, certified check, or money order. Any other amounts payable to Sublessor under this Sublease, with the exception of rent, shall be considered past due 30 days from Sublessor's billing date; and Sublessee shall pay interest on such past due amount until paid at the prime rate of interest plus two percent (2%). The parties agree that such charges represent a fair and reasonable estimate of the costs the Sublessor will incur by reason of such late payment and/or returned check.

11.      ASSIGNMENT AND SUBLETTING

         Sublessee shall not mortgage, encumber, assign, convey or sublet this Sublease or any interest thereunder in any manner which would constitute a breach or violation of the Master Lease and without the prior written consent of Sublessor, which shall not be unreasonably withheld, and the prior written consent of Lessor, as required under the terms of the Master Lease.

12.      OTHER PROVISIONS OF SUBLEASE

         All terms and conditions of the Master Lease are incorporated into and made part of this Sublease as if Sublessor were the lessor thereunder, Sublessee were the Lessee thereunder, and the Premises were the Master Premises thereunder.

         Except for the payment of rent thereunder, giving notice to or otherwise communicating with Lessor and as otherwise noted herein, Sublessee shall perform and observe all the agreements, covenants, conditions and provisions to be performed and observed by Sublessor under the Master Lease as and when performance and observance is due and that the Lessor under the Master Lease or the Sublessor will have the right to enforce such agreements, covenants, conditions and provisions directly against Sublessee. Sublessee shall not commit or, to the extent within its responsibilities under this Sublease, suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence in attempting to cause Lessor to perform its obligations under the Master Lease for the benefit of Sublessee.

         The failure of Lessor to perform its covenants under the Master Lease shall not allow Sublessee to withhold, set-off or abate any rent or other amounts due hereunder; further, in no event shall Sublessor be liable to Sublessee for any damages, costs or expenses which Sublessee may incur by reason of Lessor's failure to perform its covenants under the Master Lease, provided that in either case Sublessor has exercised due diligence in attempting to cause Lessor to perform its obligations.

         If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any future liability or obligation under this Sublease, provided however, that if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the non-defaulting party for the damage suffered as a result of such termination.

         If the Master Lease gives Sublessor any right to terminate the Master Lease at Sublessor's option, Sublessor will not terminate the Master

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         Lease without the expressed  written  consent of the Sublessee.  If the
         Master Lease gives Sublessor any right to renew the Master Lease at Sublessor's option, Sublessee shall have no right to require Sublessor to renew the Master Lease. If the Master Lease gives Sublessor the right of first offer, Sublessee shall have no right to require Sublessor to exercise the right of first offer.

         Sublessee shall have use of Sublessor's remaining furniture and fixtures (the "Equipment"). Sublessee shall, at its own expense, keep the Equipment in good working order and repair, reasonable wear and tear and prior conditions excepted, and, shall furnish all parts, mechanisms, and devices required to keep the Equipment in good working order, prior condition excepted. Sublessee hereby assumes all risk of loss, damage, theft, or destruction of the Equipment during the Sublease.

         Sublessor shall either cause Lessor to provide all notifications under the Master Lease directly to Sublessee or shall deliver immediately upon receipt by Sublessor to Sublessee all notifications received by Sublessor from Lessor.

13.      BROKER PARTICIPATION

         Sublessor and Sublessee warrant and represent that they have dealt with no real estate broker in connection with the Sublease other than Newmark on behalf of the Sublessor and Trammel Crow on behalf of the Sublessee and that no other broker is entitled to any commission on account of this Sublease. Sublessee shall have no obligation to pay Newmark any commission or other fees as a result of Sublessee entering into this Sublease.

         Sublessor shall be responsible for payment of any and all brokerage commissions, per a written agreement between Sublessor and Newmark. The commission shall be paid upon sublease execution.

15.      FURNITURE, FIXTURES AND EQUIPMENT

         Sublessee shall have use of furniture, fixtures and Equipment ("FF&E") throughout the term of the Sublease, subject to normal wear and tear. Such FF&E shall be in accordance with Exhibit C. The FF& E shall remain property of the Sublessor upon the expiration of the Sublease.

16.      ODIN TECHNOLOGIES

         Sublessee recognizes that Odin Technologies ("OT") will be occupying part of the Premises through May 31, 2005. Sublessor shall have no obligation or liability to Sublessee as a result of OT's occupancy, provided, that Sublessor has exercised due diligence in enforcing its rights and OT's obligations under the OT sublease including OT's obligation to vacate by May 31, 2005. Sublessor shall credit Sublessee any amounts paid by OT to Sublessor for OT partial use of the premises from the date of this sublease through May 31, 2005. Credit will be given to Sublessee against rent due to Sublessor for the period July 15, 2005 - August 15, 2005.

17.      ATTORNEYS' FEES

         If Sublessor or Sublessee shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees.

18.      USE OF PREMISES

         Sublessee shall use the Premises for general office purposes and for all lawful activities normally incidental thereto and related to the conduct of Sublessee's business and for no other purpose.

19.      NOTICES

         All notices and demands which may or are to be required or permitted to

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         be given by either  party on the other  hereunder  shall be in writing.
         All notices and demands shall be sent in person or by United States Certified or Registered Mail, postage prepaid, and to the address herein below, or to such other place as the parties may from time to time designate in a notice to the other.

         To Sublessor:              Thomas Group, Inc.
                                    Attn:  David English
                                    Williams Square - Las Colinas
                                    5221 North O'Connor Blvd.
                                    Suite 500
                                    Irving, TX 75039


         To Sublessee:              IPIX Corporation
                                    Attn:  Joe Cruz
                                    12120 Sunset Hills Road
                                    Suite 410
                                    Reston, VA  20190

20.      CONDITION OF PREMISES

         Unless stated in a written punchlist delivered to Sublessor by April 15, 2005 or the date Sublessee first occupies the premises, whichever is earlier, Sublessee's taking possession shall be conclusive evidence as against Sublessee that the Premises were in good order and satisfactory condition when the Sublessee took possession.

21.      MAINTENANCE OF PREMISES

         Sublessee shall be responsible for maintenance of the Premises and improvements in accordance with the terms and conditions of the Master Lease regarding same.

22.      INSURANCE

         Sublessee shall maintain at its sole cost throughout the Term hereof such insurance policies as are required to be maintained by Sublessor under the Master Lease, naming as the insured, Lessor, Sublessor and Sublessee, as their respective interests may appear, and contain an endorsement that such policy shall not be cancelable except upon thirty
         (30) days prior written notice to Lessor and Sublessor.

23.      INDEMNIFICATION

         Sublessee assumes liability for and hereby agrees to indemnify, protect, save and keep harmless Sublessor, its agents, employees, officers, directors, successors and assigns, from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses including reasonable legal expenses incurred by or asserted against Sublessor, its agents, employees, officers, directors, successors and assigns in any way relating to or arising out of Sublessee's performance under this Sublease.

         Sublessor assumes liability for and hereby agrees to indemnify, protect, save and keep harmless Sublessee, its agents, employees, officers, directors, successors and assigns from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses including reasonable legal expenses incurred by or asserted against Sublessee, its agents, employees, officers, directors, successors and assigns in any way relating to or arising out of Sublessor's performance under this Sublease.

24.      CONSENT BY LESSOR

         As required under the terms of the Master Lease, this Sublease shall be of no force or effect unless consented to by Lessor within thirty (30) days after Sublease execution. Such consent is attached as Exhibit D.

25.      EXHIBITS A, B, C & D ARE HEREBY MADE A PART OF THIS SUBLEASE.

26.      SIGNS

         Sublessee shall have the right to affix Sublessee's name and logo to any available marquees, signs, placards or on any other customary locations on or within the building where the premises leased hereunder is located.

Sublessor:        Thomas Group, Inc.

Date:                 4/22/05
                  -------------------------------------

By:                 /s/ David English
                  -------------------------------------

Title:              Controller
                  -------------------------------------



Sublessee:        IPIX CORPORATON

Date:               4/13/05
                  -------------------------------------

By:                 /s/ Charles A. Crew
                  -------------------------------------

Title:              Executive Vice President
                    and Chief Financial Officer
                  -------------------------------------